Exhibit 99.1

For more information contact Media: Communications Media.Relations@CenterPointEnergy.com Investors: Ben Vallejo / Ellie Wood Phone 713.207.6500

CenterPoint Energy reports strong Q2 2026 results; provides update on ERCOT’s Batch

Zero process; increases 10-year capital plan; reiterates full-year 2026 guidance

•	Reports Q2 2026 earnings of $0.37 per diluted share on a GAAP basis and $0.40 per diluted share on a non-GAAP basis (“non-GAAP EPS”)

•	Reiterates its 2026 non-GAAP EPS guidance range of at least the midpoint of $1.89-$1.91, which, at the midpoint, would represent 8% growth over 2025 delivered results [1]

•	Highlights over 17 gigawatts of Batch Zero submissions, of which approximately 14 gigawatts are expected to be eligible as base load or studied load

•	Increases 10-year capital investment plan by $1.2 billion without increasing current equity financing guide; 10-year capital investment plan now totals $66.7 billion

Houston – July 28, 2026 – CenterPoint Energy, Inc. (NYSE: CNP), or “CenterPoint,” today reported net income of $244 million, or $0.37 per diluted share, on a GAAP basis for the second quarter of 2026, compared to $0.30 per diluted share in the comparable period of 2025.

Non-GAAP EPS for the second quarter of 2026 was $0.40 per diluted share, compared to $0.29 per diluted share in the comparable period of 2025. These strong second quarter results were primarily driven by growth and regulatory recovery, which contributed $0.10 per share of favorability compared to the second quarter of 2025. O&M contributed $0.02 per share of favorable variance compared to last year. These drivers were partially offset by $0.01 per share of unfavorable weather and usage and $0.01 per share of unfavorability from increased interest expense over the comparable quarter of 2025. Lastly, other items contributed $0.01 per share of favorable variance when compared to the second quarter of 2025. This variance was primarily related to the amortization of deferred equity in connection with previous storm securitizations which was partially offset by other taxes and equity dilution.

CenterPoint increased its 10-year capital investment plan by $1.2 billion to $66.7 billion of planned investment from 2026 through 2035, reflecting incremental investment to support accelerating demand from large load customers in Houston, as well as refined investment estimates for the Downtown Houston Revitalization project.

1 CenterPoint is unable to present a quantitative reconciliation of forward-looking non-GAAP diluted earnings per share without unreasonable effort because changes in the value of ZENS (as defined herein) and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control.

The company also announced that it submitted over 17 gigawatts of large load projects through ERCOT’s Batch Zero process, of which approximately 14 gigawatts are expected to be eligible as base load or studied load. In the aggregate, these approximately 14 gigawatts of projects would represent more than a 65% increase from our current Houston Electric peak system demand of 21 gigawatts.

“As part of our industry’s unprecedented and dynamic era of growth, our teams are converting that momentum into tangible results for our customers, large businesses seeking new connections, and our shareholders. At mid-year, we have delivered strong second quarter results that reflect the strength of our increasing customer-driven capital plan and the progress we continue to make across our strategic priorities. While we remain laser focused on delivering improvements in resiliency and reliability for our customers, we know that the most impactful way we can positively affect customer affordability is to help facilitate regional economic growth and connect more new customers onto our system. We remain confident in our ability to deliver these positive customer impacts, strong financial results and long-term value,” said Jason Wells, Chair of the Board, President and CEO of CenterPoint.

“Houston Electric’s growth trajectory continues to underscore our unique position to help facilitate the region’s continued economic growth. As part of the ERCOT process, we now have approximately 14 gigawatts of eligible base or studied load projected by 2031, which would be over a 65% increase from our current system peak demand. CenterPoint’s ability to leverage existing system capacity, track record of executing large load connections, and ability to make targeted investments to unlock additional expansion is allowing us to move at the speed of business and deliver benefits for all customers. Over the next decade, these new connections are forecasted to meaningfully reduce Houston Electric’s residential and commercial delivery charges by at least $5 billion. With the $1.2 billion increase to our capital plan and the significant customer demand we continue to see, we remain confident in our ability to deliver one of the most compelling, tangible and executable growth opportunities in the utility sector.” concluded Wells.

Earnings Outlook

In addition to presenting its financial results in accordance with GAAP, including presentation of net income or income available to common shareholders (loss) and diluted earnings (loss) per share, CenterPoint provides guidance based on non-GAAP income and non-GAAP diluted earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure.

Management evaluates CenterPoint’s financial performance in part based on non-GAAP income and non-GAAP diluted earnings per share. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that management believes do not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint’s non-GAAP income and non-GAAP diluted earnings per share measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

2025 and 2026 non-GAAP EPS and 2026 non-GAAP EPS guidance range

•	2025 and 2026 non-GAAP EPS and 2026 non-GAAP EPS guidance excludes:

◦	Earnings or losses from the change in value of CenterPoint’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (“ZENS”) and related securities;

◦	Gains, losses and impacts, including related expenses, associated with mergers and divestitures, such as the divestiture of our Louisiana and Mississippi natural gas LDC businesses and the announced sale of our Ohio natural gas LDC business;

◦	Impacts related to temporary emergency electric energy facilities (“TEEEF”) once they are no longer part of our rate-regulated business.

In providing 2025 and 2026 non-GAAP EPS and 2026 non-GAAP EPS guidance, CenterPoint does not consider the items noted above and other potential impacts such as changes in accounting standards, impairments, or other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. The 2026 non-GAAP EPS guidance range also considers assumptions for certain significant variables that may impact earnings, such as customer growth and usage including normal weather, throughput, recovery of capital invested, effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings. To the extent actual results deviate from these assumptions, the 2026 non-GAAP EPS guidance range may not be met, or the projected annual non-GAAP EPS growth rate may change. CenterPoint is unable to present a quantitative reconciliation of forward-looking non-GAAP diluted earnings per share without unreasonable effort because changes in the value of ZENS and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control.

Reconciliation of consolidated net income and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Three Months Ended June 30, 2026
	Dollars in millions	Diluted EPS(1)
Consolidated net income and diluted EPS on a GAAP basis	$244	$0.37

ZENS-related mark-to-market (gains) losses:
Equity securities (net of tax benefit of $32)(2)(3)	119	0.18
Indexed debt securities (net of tax expense of $31)(2)	(117)	(0.18)

Impacts associated with mergers and divestitures (net of tax expense of $4)(2)	3	0.00

Impacts associated with TEEEF Units removed from Rate Base (net of tax benefit of $5)(4)	19	0.03

Consolidated income and diluted EPS on a non-GAAP basis(5)	$268	$0.40

1)	Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
2)	Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the Ohio natural gas LDC business sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP
3)	Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.
4)	Represents impacts related to temporary emergency electric energy facilities following the removal of the units from our rate regulated business
5)	The calculation on a per-share basis may not add down due to rounding

Reconciliation of consolidated net income (loss) and diluted earnings (loss) per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Six Months Ended June 30, 2026
	Dollars in millions	Diluted EPS(1)
Consolidated net income and diluted EPS on a GAAP basis	$560	$0.84

ZENS-related mark-to-market (gains) losses:
Equity securities (net of tax benefit of $22)(2)(3)	83	0.13
Indexed debt securities (net of tax expense of $22)(2)	(82)	(0.13)

Impacts associated with mergers and divestitures (net of tax expense of $11)(2)(4)	37	0.05

Impacts associated with TEEEF Units removed from Rate Base (net of tax benefit of $10)(5)	38	0.06

Consolidated on a non-GAAP basis(6)	$636	$0.96

1)	Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
2)	Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the Ohio natural gas LDC business sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP
3)	Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.
4)	Includes $13 million loss on early debt extinguishment associated with the planned divestiture of the Ohio natural gas LDC business and removes income tax impacts related to the sale
5)	Represents impacts related to temporary emergency electric energy facilities following the removal of the units from our rate regulated business
6)	The calculation on a per-share basis may not add down due to rounding

Reconciliation of consolidated net income and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Three Months Ended June 30, 2025
	Dollars in millions	Diluted EPS(1)
Consolidated net income (loss) and diluted EPS on a GAAP basis	$198	$0.30

ZENS-related mark-to-market (gains) losses:
Equity securities (net of tax expense of $9)(2)(3)	(35)	(0.05)
Indexed debt securities (net of tax benefit of $9)(2)	34	0.05

Impacts associated with mergers and divestitures (net of tax expense of $12)(2)(4)	(21)	(0.03)

Impacts associated with TEEEF Units removed from Rate Base (net of tax benefit of $3)(5)	12	0.02

Consolidated income and diluted EPS on a non-GAAP basis(6)	$188	$0.29

1)	Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
2)	Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the Louisiana and Mississippi natural gas LDC business sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP. Additional tax expense related primarily to the write-off of non-deductible goodwill was reflected in tax expense over the remainder of 2025 and excluded from non-GAAP EPS
3)	Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.
4)	Includes gain on early extinguishment of debt with proceeds from the divestiture of the Louisiana and Mississippi natural gas LDC businesses
5)	Represents impacts related to temporary emergency electric energy facilities following the removal of the units from our rate regulated business
6)	The calculation on a per-share basis may not add down due to rounding

Reconciliation of consolidated net income and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Twelve Months Ended December 31, 2025
	Dollars in millions	Diluted EPS(1)
Consolidated net income and diluted EPS on a GAAP basis	$1,052	$1.60

ZENS-related mark-to-market (gains) losses:
Equity securities (net of tax benefit of $11)(2)(3)	40	0.06
Indexed debt securities (net of tax expense of $12)(2)	(43)	(0.07)

Impacts associated with mergers and divestitures (net of tax expense of $22)(2)(4)	60	0.09

Impacts associated with TEEEF Units removed from Rate Base (net of tax benefit of $12)(5)	46	0.07

Consolidated income and diluted EPS on a non-GAAP basis(6)	$1,155	$1.76

1)	Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
2)	Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the Louisiana and Mississippi natural gas LDC business sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP. Additional tax expense related primarily to the write-off of non-deductible goodwill was reflected in tax expense over the remainder of 2025 and excluded from non-GAAP EPS
3)	Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.
4)	Includes $37 million loss on sale associated with the divestiture of our Louisiana and Mississippi natural gas LDC businesses and gain on early extinguishment of debt with proceeds from the divestiture of the Louisiana and Mississippi natural gas LDC businesses
5)	Represents impacts related to temporary emergency electric energy facilities following the removal of the units from our rate regulated business
6)	The calculation on a per-share basis may not add down due to rounding

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (“SEC”) its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. A copy of that report is available on the company’s website, under the Investors section. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates, and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on our website.

Webcast of Earnings Conference Call

CenterPoint’s management will host an earnings conference call on July 28, 2026, at 7:00 a.m. Central time / 8:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

About CenterPoint Energy, Inc.

As the only investor owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Indiana, Minnesota, Ohio and Texas. As of June 30, 2026, the company owned approximately $48.3 billion in assets. With approximately 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

Forward-looking Statements

This news release includes, and the earnings conference call will include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release and the earnings conference call are forward-looking statements made in good faith by CenterPoint and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements concerning CenterPoint’s expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings and guidance, growth, costs, prospects, capital investments or performance or underlying assumptions and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. When used in this news release and the conference call, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "target," "will" or other similar words are intended to identify forward-looking statements. The absence of these words, however, does not mean that the statements are not forward-looking.

Examples of forward- looking statements in this news release or on the earnings conference call include statements about CenterPoint’s 10-year capital investment plan and the projects and programs therein (which include Houston Electric’s Greater Houston Resiliency Initiative, System Resiliency Plan, the Houston Downtown Revitalization Project, industrial load growth projects, large load customers and 765 kilovolt transmission projects, and other plans, projects and programs relating to electric transmission, generation, resiliency, reliability, safety, gas meter upgrades, and system modernization), including the amount of gigawatts expected to be connected to the Houston Electric system, timing, execution, financing, costs, affordability, and anticipated benefits thereof, including the amount and timing of anticipated cost savings for customers, regulatory matters relating thereto, including ERCOT’s approval of the amount of gigawatts to be added to the system, allocation of such gigawatts between base and studied load and the impact to timing of the energization of such projects as a result, and related matters, other capital investments and opportunities therefor (including with respect to incremental capital opportunities, deployment of capital, execution, financing and timing of such projects, and anticipated benefits related thereto), future earnings and guidance, CenterPoint’s goals regarding the resiliency, reliability, and safety of our electric and gas systems, CenterPoint’s long-term growth rate and plans related thereto, dividend growth and payouts, customer charges, customer bills and rate affordability (including forecasts of potential customer savings), operations and maintenance expense reductions, the announced sale of our Ohio natural gas LDC business (including with respect to timing, anticipated benefits, and related matters, such as the Seller’s Note), anticipated benefits thereof, regulatory matters including the timing of, projections for, recovery through and anticipated benefits from the settlement of, rate cases and interim capital trackers for CenterPoint and its subsidiaries (as applicable), base rate growth and population growth and economic development in CenterPoint’s service territories, CenterPoint’s ability to support economic growth, meet customer needs and improve customer experiences, Houston Electric’s release of its 15 large 27 megawatt (“MW”) to 32 MW temporary emergency electric energy facilities (“TEEEF”) units to the San Antonio area and its ability to complete one or more other future transactions involving various sizes of TEEEF units (including with respect to timing, filings related thereto, corresponding reductions in Houston Electric’s TEEEF fleet capacity, anticipated benefits including with respect to revenue generation, rates, expected market demand for the units, and related matters), the timing and extent of CenterPoint's recovery of costs and investments, electric demand growth (including industrial load growth) in CenterPoint’s service territories (including forecasts and the drivers thereof, our ability to meet capacity needs related thereto, interconnection requests and projects related thereto and our ability to connect customers, anticipated timing and the speed with which we can energize such projects and the charges and bills related to such projects, capital investment opportunities related thereto, the timing of investments related thereto, and anticipated benefits of such growth), transmission planning studies and anticipated results thereof, financing plans (including in relation to operating cash flow, capital recycling, and the need for, timing of, and anticipated benefits of any future equity or debt issuances, forward sales, and securitization, credit metrics and parent level debt), preparation for weather conditions, CenterPoint’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (“ZENS”) and impacts of the maturity of ZENS, CenterPoint’s credit health, tax structure and liability (including with respect to the Corporate Alternative Minimum Tax and guidance related thereto), balance sheet health, future financial condition, financial performance and results of operations, value creation, opportunities and expectations. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Each forward-looking statement contained in this news release or discussed on the earnings conference call speaks only as of the date of this release or the earnings conference call.

Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking information include, but are not limited to, risks and uncertainties relating to: (1) the business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses involving CenterPoint or its industry, including the ability to successfully complete such strategies, initiatives, transactions or plans on the timelines we expect or at all, such as the proposed sale of our Ohio natural gas LDC business, which we cannot assure you will have the anticipated benefits to us; (2) industrial, commercial and residential growth in CenterPoint’s service territories and changes in market demand and energy consumption, including in relation to the expansion of data centers, energy refining and exports, advanced manufacturing and logistics, as well as the effects of energy efficiency measures, technological advances and demographic patterns, and our ability to appropriately estimate/forecast and effectively manage such demand and the business opportunities relating to such matters (including the receipt of timely large-load interconnection regulatory approvals) as well as obtain the anticipated benefits, including related to customer affordability, associated with such demand; (3) the amount of gigawatts projected to be connected to the Houston Electric system and the timing of such additional large-load customer connections and associated energization; (4) CenterPoint’s ability to fund and invest planned capital, and the timely recovery of its investments, including those related to CenterPoint’s 10-year capital plan; (5) the ability to execute and complete CenterPoint’s planned capital projects and programs, including those within CenterPoint’s 10- year capital plan, in a timely and cost-effective manner and within budget, obtain the anticipated benefits of such projects, and manage costs and impacts of such projects on customer affordability; (6) CenterPoint’s ability to successfully construct, operate, repair, maintain, replace and restart electric generating facilities, natural gas facilities, TEEEF and electric transmission facilities; (7) the timing and success of, and the ability to obtain approval for matters relating to, Houston Electric’s release of its large TEEEF units to the San Antonio area, proposed removal of its medium TEEEF units, reduction of its TEEEF fleet capacity and reduction of rates to reflect the removal of the large and medium TEEEF units from Houston Electric’s TEEEF fleet, as well as the ability to complete one or more other future transactions involving the large and medium TEEEF units on acceptable terms and conditions within the anticipated timeframe; (8) financial market and general economic conditions, including access to debt and equity capital, economic uncertainty and volatility, inflation, potential for recession, interest rates, and their effect on sales, prices and costs; (9) disruptions to the global supply chain, labor shortages and scarcity of certain materials, including as a result of changes in U.S. and foreign trade policy and geopolitical and economic uncertainty or instability, including the conflict involving Iran; (10) actions by credit rating agencies, including any potential downgrades to credit ratings; (11) the timing and impact of regulatory proceedings and actions and legal proceedings, including those related to, among other things, Hurricane Beryl, Houston Electric’s TEEEF units and the February 2021 winter storm event, and requested or favorable adjustments to rates and approval of other requested items as part of base rate proceedings or interim rate mechanisms; (12) federal, state and local legislative, executive and regulatory actions or developments, including any actions resulting from Hurricane Beryl, pipeline integrity and safety, actions relating to our facilities and changes in regulation, legislation and governmental actions pertaining to the utility model (including actions relating to base rate proceedings or interim rate mechanisms, including the required timing thereof), trade (including tariffs, bans, retaliatory trade measures taken against the United States or related government action), tax legislation and guidance (including further changes to or clarification of the One Big Beautiful Bill Act and the Inflation Reduction Act), the implementation of budget and spending cuts to federal government agencies and programs, effects of government shutdowns, and developments related to the environment; (13) the impact of public health threats; (14) severe weather events, natural disasters and other climate-related impacts, and CenterPoint’s ability to mitigate such impacts, including the approval and timing of securitization issuances; (15) damages to our network, facilities and systems, including as a result of wildfires; (16) changes in business plans; (17) changes to technology and our ability to anticipate, adapt to and implement technological changes and advances in and our ability to timely adopt, develop and deploy, artificial intelligence; (18) operations and maintenance costs, our ability to control such costs and cost-related impacts on the affordability of our rates for our customers; (19) CenterPoint’s ability to timely obtain and maintain necessary land rights, licenses, permits, easements and approvals from landowners and local, state, federal and other regulatory authorities on acceptable terms and resolve disputes or third-party challenges to such licenses, permits or approvals, as applicable; (20) CenterPoint’s ability to execute on its strategy, initiatives, targets and goals, including its energy transition goals and operations and maintenance goals; and (21) other factors discussed in CenterPoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and CenterPoint’s Quarterly Report Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, including under “Risk Factors,” “Cautionary Statements Regarding Forward-Looking Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Factors Affecting Future Earnings” in such report and in other filings with the Securities and Exchange Commission (“SEC”) by CenterPoint, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC website at www.sec.gov.